UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2008

Date of Report – (Date of earliest event reported)

CHEM RX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place

Long Beach, New York 11561

(Address of principal executive office, including zip code)

(516) 889-8770

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 22, 2008, Andrew R. Jones and Richard M. Gozia resigned from the board of directors of Chem Rx Corporation (the “Company”), effective immediately. Mr. Gozia stated that he was resigning due to personal reasons. On December 23, 2008, Robert R. Hinckley resigned from the board of directors of the Company, effective immediately. Mr. Hinckley stated that he was resigning for personal reasons and due to his expanding responsibilities in other business endeavors.  Jerry Silva, chairman of the Company’s board of directors, stated, “Chem Rx is grateful to Dick, Bob and Andy for their support and efforts for the Company and wishes them continued success in all their other endeavors.” The Company is in the process of identifying qualified candidates to join the board as additional independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION

Dated December 29, 2008	By:	/s/ Steven Silva
Name: Steven Silva
Title: President and Chief Operating Officer

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